EXHIBIT 1













                             STOCK PURCHASE AGREEMENT


                          DATED AS OF FEBRUARY 20, 1997


                                   BY AND AMONG


                             AMERICAN STORES COMPANY,


                                LENNIE SAM SKAGGS,


                                 ALINE W. SKAGGS


                                       AND


                               CERTAIN STOCKHOLDERS


                                TABLE OF CONTENTS

                                                                   Page

         1.   Purchase and Sale of Shares......................        2
         2.   Closing..........................................        3
         3.   Deliveries at the Closing........................        4
         4.   Representations and Warranties of Sellers........        5
         5.   The Company's Representations and Warranties.....        7
         6.   Covenants........................................        9
         7.   Conditions.......................................       24
         8.   Specific Performance.............................       26
         9.   Expenses.........................................       26
         10.  Brokerage........................................       27
         11.  Termination......................................       28
         12.  Indemnification..................................       28
         13.  Public Announcements.............................       30
         14.  Integration; Amendment; Waiver...................       30
         15.  Assignment.......................................       31
         16.  Headings.........................................       31
         17.  Survival.........................................       31
         18.  Counterparts.....................................       31
         19.  Notices..........................................       32
         20.  Governing Law....................................       33
         21.  Severability.....................................       33
         22.  Interpretation...................................       33
         23.  Sellers' Obligations Several.....................       34

         Schedule 1 - Initial Sellers..........................      S-1
         Schedule 2 - Additional Sellers/Other Stockholders....      S-2
         Exhibit A  - Form of Transferee Letter................      E-1
         Exhibit B  - Form of Press Release....................      E-2





















                             STOCK PURCHASE AGREEMENT


                   STOCK PURCHASE AGREEMENT, dated as of this 20th day

         of February, 1997 (the "Agreement"), by and among American

         Stores Company, a Delaware corporation ("the Company"), and

         Lennie Sam Skaggs ("L.S. Skaggs"), Aline W. Skaggs and the

         stockholders of the Company listed on Schedule 1 hereto (to-

         gether with L.S. Skaggs and Aline W. Skaggs, the "Initial Sell-

         ers") and any of the stockholders listed on Schedule 2 hereto who have, within 10 business days after the date hereof, deliv-

         ered a written notice to the Company and the Initial Sellers agreeing to be bound by the terms of this Agreement and the

         Registration Rights Agreement (as defined below) (the "Addi-

         tional Sellers" and, together with the Initial Sellers, the

         "Sellers").  Any bank or trust company which agrees to be bound by this Agreement shall do so only in the capacity as shown on

         Schedule 1 or Schedule 2, as the case may be, and shall not be deemed to be an affiliate of any trust or account not listed on such Schedules (provided such trust or account was not formed by or for the benefit of any Initial Seller or an affiliate of an Initial Seller).  Any person or entity listed on Schedule 2 which does not become an Additional Seller is referred to

         herein as an "Other Stockholder."


                   WHEREAS, the Initial Sellers are collectively the

         beneficial owners of 15,991,594 shares (together with shares owned by the Additional Sellers, the "Shares") of common stock,




         par value $1.00 per share, of the Company (the "Common Stock"),

         with each Seller beneficially owning that number of Shares set forth next to such Seller's name under the heading "Shares

         Owned" on Schedule 1;


                   WHEREAS, subject to the terms and conditions of this

         Agreement, each Initial Seller desires to sell or cause to be sold to the Company, and the Company desires to purchase (the

         "Company Repurchase"), that number of Shares set forth next to such Initial Seller's name under the column "Repurchased

         Shares" on Schedule 1 (the "Repurchased Shares") for a price of

         $45 per share (the "Repurchase Price"), for an aggregate price of $550 million; and


                   WHEREAS, contemporaneously with entering into this

         Agreement the Company and the Initial Sellers have entered into a registration rights agreement (the "Registration Rights

         Agreement") pursuant to which, among other things, the Company shall file with the Securities and Exchange Commission, and use all reasonable efforts to cause to become effective, a regis-

         tration statement covering the sale to the public of all of the

         Shares owned by the Sellers that are not sold to the Company pursuant hereto (the "Retained Shares");


                   NOW, THEREFORE, the parties hereby agree as follows:


                   1.   Purchase and Sale of Shares.  (a)  Subject to

         the terms and conditions of this Agreement, and in reliance on




         the representations, warranties and covenants contained herein,

         at the Closing (as hereinafter defined), each Seller will sell,

         assign, transfer and convey to the Company, and the Company will purchase from such Seller, the Repurchased Shares set forth next to such Seller's name under the column "Repurchased

         Shares" on Schedule 1, free and clear of all pledges, liens,

         claims, options, charges or encumbrances of whatever nature

         ("Encumbrances").  The number of Repurchased Shares sold by each Seller shall equal the product, rounded to the nearest whole share, of (i) the number of Shares owned by such Seller as shown on Schedule 1, multiplied by (ii) a fraction, the numerator of which is 12,222,222 and the denominator of which is the aggregate number of Shares owned by all Sellers as shown on Schedule 1.  References in this Agreement to Schedule 1 shall mean such Schedule as amended to reflect any Additional

         Sellers and to change the allocation of the Repurchased Shares among all of the Sellers pursuant to the preceding sentence.

         In consideration of the aforesaid sale, the Company will pay to each such Seller for each Repurchased Share sold by such Seller pursuant hereto, in immediately available funds and in

         accordance with Section 3, the Repurchase Price.


                   2.   Closing.  Subject to the satisfaction or waiver

         of the conditions set forth in Section 7 hereof, the closing of the purchase and sale of the Repurchased Shares (the "Closing")

         shall be held at the corporate offices of the Company in Salt





         Lake City, Utah at 10:00 a.m. (a) on the closing date of the

         Secondary Offering (as defined in the Registration Rights

         Agreement); or (b) if the Secondary Offering is terminated pur-

         suant to Section 2(b) of the Registration Rights Agreement (or

         for any other reason other than due to a breach of this Agree-

         ment, the Registration Rights Agreement or the underwriting agreement relating to the Secondary Offering by any of the

         Sellers) and the holders of two-thirds of the Repurchased

         Shares have delivered to the Company on the Pricing Date (as defined in Section 2(b) of the Registration Rights Agreement) a

         written waiver of the condition set forth in Section 7(a)(iii)

         hereof, on the fourth business day following the Pricing Date;

         or (c) on such other date to which the holders of two-thirds of the Repurchased Shares and the Company shall each agree (the

         "Closing Date").


                   3.   Deliveries at the Closing.  At the Closing, (a)

         each Seller will deliver to the Company (i) certificates repre-

         senting the Repurchased Shares to be sold by such Seller pursu-

         ant hereto, with appropriate stock powers attached, properly signed, with any necessary documentary or transfer tax stamps duly affixed and cancelled, (ii) a certificate of such Seller that the condition set forth in Section 7(b)(i) has been satis-

         fied and (iii) the opinion of counsel to such Seller described in Section 7(b)(ii); and (b) the Company will (i) pay to each

         Seller, for each of such Seller's Repurchased Shares, the Re-

         purchase Price (in the amount indicated on Schedule 1 hereto)



         by wire transfer of immediately available funds to the account designated by each such Seller in writing on or before the sec-

         ond business day prior to the Closing Date, (ii) deliver to each Seller a certificate of the Company that the condition set forth in Section 7(a)(i) has been satisfied and (iii) deliver to each Seller the opinion of counsel to the Company described in Section 7(a)(ii).


                   4.   Representations and Warranties of Sellers.  Each

         Seller represents and warrants to the Company as follows (as to such Seller and not as to any other Seller):


                        (a)  Each Seller that is not an individual is

         duly organized and validly existing under the laws of its ju-

         risdiction of organization.  Each Seller has all requisite pow-

         er and authority to execute and deliver this Agreement and the

         Registration Rights Agreement and to perform its obligations hereunder and to consummate the transactions contemplated here-

         by and thereby.  This Agreement and the Registration Rights

         Agreement have been duly executed and delivered by each Seller and, assuming the due execution hereof and thereof by the Com-

         pany, this Agreement and the Registration Rights Agreement con-

         stitute the legal, valid and binding obligation of each Seller enforceable in accordance with the terms hereof and thereof.


                        (b)  The Shares listed on Schedule 1 constitute

         all of the shares of Common Stock owned of record and/or ben-

         eficially by each Seller (other than shares of Common Stock



         underlying the Company's employee stock options or restricted stock agreements with the Company or held in an employee bene-

         fit plan of the Company) and/or the affiliates of such Seller

         (other than the Company or any subsidiary of the Company, or any employee benefit plan thereof (or related employee benefit trust)) (the "Seller Affiliates").  Upon consummation of the

         Company Repurchase at the Closing, as contemplated by this

         Agreement, good title to the Repurchased Shares will be de-

         livered to the Company, free and clear of any Encumbrances.


                        (c)  Neither the execution and delivery by the

         Sellers of this Agreement nor the consummation by the Sellers of the transactions contemplated hereby will violate or con-

         flict with, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any of the as-

         sets or properties of such Seller under (i) in the case of any

         Seller that is not an individual, the certificate of incorpora-

         tion, bylaws, trust agreement or other organizational documents of such Seller, (ii) any agreement, judgment, order or other obligation to which such Seller is a party or by which such

         Seller is bound, or (iii) assuming the representation by the

         Company in Section 5(c) is correct, any law or regulation ap-

         plicable to such Seller or its assets or properties, except for such violations, conflicts, breaches, defaults or Encumbrances under clauses (ii) or (iii) which (x) would not prevent, mate-

         rially delay or materially adversely affect the consummation of the transactions contemplated by this Agreement or (y) will be



         waived or otherwise released prior to the Closing as promptly as practicable (but in any event within 60 days) following the date of this Agreement.


                   5.   The Company's Representations and Warranties.

         The Company represents and warrants to Sellers as follows:


                        (a)  The Company is a corporation duly incorpo-

         rated, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the trans-

         actions contemplated hereby and thereby.  This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and, assuming the due execution here-

         of by each other party hereto and thereto, constitute the le-

         gal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms hereof and thereof.


                        (b)  The Company has not entered into any agree-

         ment, is not engaged in any discussions, and has not authorized its representatives to engage in such discussions, with respect to any transaction (i) that upon consummation would constitute a "Change of Control" of the Company as defined in Section

         6(g), (ii) that is described in Section 6(g)(iii) or (iii) that involves the purchase by any Person (as defined in Section

         6(a)(i)) or group (within the meaning of Section 13(d)(3) of



         the Securities Exchange Act of 1934, as amended (the "Exchange

         Act")) of 30% or more of the outstanding shares of Common

         Stock.


                        (c)  Neither the execution and delivery by the

         Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby will violate or con-

         flict with, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any of the

         assets or properties of the Company under (i) the Company's

         Restated Certificate of Incorporation or bylaws, (ii) any

         agreement, judgment, order or other obligation to which the

         Company is a party or by which the Company is bound, or (iii)

         any law or regulation applicable to the Company or its assets or properties, except for such violations, conflicts, breaches,

         defaults or Encumbrances under clauses (ii) or (iii) which (x)

         would not prevent, materially delay or materially adversely affect the consummation of the transactions contemplated by this Agreement or (y) will be waived or otherwise released prior to the Closing as promptly as practicable (but in any event within 60 days) following the date of this Agreement.


                        (d)  The Company has taken all necessary action

         to ensure that neither the entering into of this Agreement or the Registration Rights Agreement nor the consummation of the transactions contemplated hereby or thereby will (i) cause the preferred share purchase rights issued pursuant to the Rights




         Agreement, dated as of March 8, 1988, as amended, between the

         Company and First Chicago Trust Company of New York, as Rights

         Agent (the "Rights Agreement"), to become exercisable, (ii)

         cause any Seller or Seller Affiliate to become an "Acquiring

         Person" (as defined in the Rights Agreement) or (iii) cause a

         "Distribution Date" (as defined in the Rights Agreement) to occur.


                   6.   Covenants.


                        (a)  During the Standstill Period (as defined

         below), without the prior written consent of the Company and except as otherwise expressly contemplated by this Agreement or the Registration Rights Agreement, each Seller agrees, as to such Seller, that such Seller shall not, nor shall such Seller permit any of its Seller Affiliates to (nor shall such Seller agree, or advise, assist, encourage or provide financing to others, or permit its Seller Affiliates to agree, or to advise,

         assist, encourage or provide financing to others, to), indi-

         vidually or collectively:


                             (i)  acquire or offer to acquire or agree

         to acquire from any individual, partnership, joint venture,

         corporation, trust, unincorporated organization or other entity or government or any department or agency thereof (each, a

         "Person"), directly or indirectly, by purchase, merger, through the acquisition of control of another Person, by joining a partnership, limited partnership or other "group" (within the



         meaning of Section 13(d)(3) of the Exchange Act) or otherwise,

         beneficial ownership of any securities of the Company, or di-

         rect or indirect rights (including convertible securities) or options to acquire such beneficial ownership (or otherwise act in concert with respect to any such securities, rights or op-

         tions with any Person that so acquires, offers to acquire or agrees to acquire); provided, however, that no such acquisi-

         tion, offer to acquire or agreement to acquire shall be deemed to occur solely due to (a) a stock split, reverse stock split,

         reclassification, reorganization or other transaction by the

         Company affecting any class of the outstanding capital stock of the Company generally, (b) a stock dividend or other pro rata distribution by the Company to holders of its outstanding capi-

         tal stock, (c) the distribution or exercise of rights to ac-

         quire capital stock of the Company contemplated by that certain

         Rights Agreement, dated as of March 8, 1988, by and between the

         Company and First Chicago Trust Company of New York, as Rights

         Agent, and the amendments thereto, or any successor rights agreement, to the extent that no Seller would be deemed to be an "Acquiring Person" thereunder in connection with such event,

         (d) the exercise of employee stock options or the receipt of shares pursuant to restricted stock agreements with the Company or from the Company's employee benefit plans or (e) passive acquisitions of less than 1% of the outstanding shares of Com-

         mon Stock by a non-profit Seller Affiliate without the advice,






         assistance, encouragement or financing from any Seller or other

         Seller Affiliate; or


                            (ii)  sell, transfer any beneficial interest

         in, pledge, hypothecate or otherwise dispose of any Shares

         (whether owned by such Seller on the date hereof or thereafter acquired by such Seller or any Seller Affiliate at any time),

         except as permitted by Section 6(b) hereof; or


                           (iii)  make, or in any way participate in,

         directly or indirectly, any "solicitation" of "proxies" to vote

         (as such terms are used in the Regulation 14A promulgated under the Exchange Act), become a "participant" in any "election con-

         test" (as such terms are defined in Rule 14a-11 promulgated under the Exchange Act) or initiate, propose or otherwise so-

         licit stockholders of the Company for the approval of any

         stockholder proposals, in each case with respect to the Com-

         pany; provided, however, that the foregoing shall not apply to any person who is a director of the Company acting in his ca-

         pacity as a director of the Company with respect to matters ap-

         proved by a majority of the Board of Directors of the Company;

         or


                            (iv)  form, join, in any way participate in,

         or encourage the formation of, a group (within the meaning of

         Section 13(d)(3) of the Exchange Act) with respect to any vot-

         ing securities of the Company; or





                             (v)  deposit any securities of the Company

         into a voting trust, or subject any securities of the Company to any agreement or arrangement with respect to the voting of such securities, or other agreement or arrangement having simi-

         lar effect; or


                            (vi)  alone or in concert with others, seek,

         or encourage or support any effort, to influence or control the management, Board of Directors, business, policies, affairs or actions of the Company; provided, however, that the foregoing shall not apply to any person who is a director of the Company acting in his capacity as a director of the Company during the course of meetings of the Board of Directors of the Company or of any committee thereof or in response to a request by the

         Chairman of the Board of the Company; or


                           (vii)  request the Company (or any directors,

         officers, employees or agents of the Company), directly or in-

         directly, to amend, waive or modify any provision of this Sec-

         tion 6(a) (other than a request to waive Section 6(a)(ii) to permit Sellers to sell in open market transactions a number of

         Shares up to an aggregate of not more than 3% of the outstand-

         ing shares of Common Stock; provided, (x) such request is not publicly disclosed by the Sellers or any Seller Affiliate and does not require the Company to disclose it publicly, (y) such sales would be subject to Section 6(c) and (z) it is understood






         that the Company has the right to reject such request in its sole discretion).


                        (b)  Notwithstanding Section 6(a)(ii) hereof,

         Sellers may sell, transfer any beneficial interest in or other-

         wise dispose of Shares, provided that such sale, transfer or disposition:


                             (i)  is pursuant to the Secondary Offering,

         a Demand Offering or a Piggyback Offering (as such terms are defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement; or


                            (ii)  subject to compliance with Section

         6(c) hereof and applicable securities laws, at any time after the closing or termination of the Secondary Offering (subject to Section 10 of the Registration Rights Agreement), up to an

         aggregate of one million Shares in any three month period by all of the Sellers and Other Stockholders taken as a whole

         (such number to be appropriately adjusted following any stock split, reverse stock split or stock dividend with respect to the Common Stock effected after the date of this Agreement and with respect to which the record date is prior to the date of any such sale); provided that the maximum number of Shares per-

         mitted to be sold under this Section 6(b)(ii) may be allocated among the Sellers and Other Stockholders in such proportions as

         Sellers see fit and provided further, that, if the Sellers and the Other Stockholders in the aggregate beneficially own fewer



         than two million Shares (such number to be appropriately ad-

         justed following any stock split, reverse stock split or stock dividend with respect to the Common Stock effected after the date of this Agreement), the Sellers may sell Shares pursuant to Rule 144 under the Securities Act without regard to such maximum number subject to Section 6(c); or


                           (iii)  to one of the Sellers or to a member

         of such Seller's family, a trust of which such Seller is a ben-

         eficiary or a charitable foundation; provided that such family member, trust or charitable foundation shall have executed and delivered to the Company an agreement in the form set forth in

         Exhibit A; or


                            (iv)  to the personal representative of an

         individual Seller, upon such Seller's death, for purposes of the administration of such Seller's estate, and to the devisee,

         legatee or beneficiary of such estate; provided that the Com-

         pany shall not be required to register any such transfer unless such transferee shall have executed and delivered to the Com-

         pany an agreement, in the form set forth in Exhibit A; or


                             (v)  pursuant to a tender offer approved by

         the Board of Directors of the Company.


                        (c)  In the event that any Seller elects to sell

         any Shares pursuant to Section 6(b)(ii), then, subject to the last sentence of this Section 6(c), such Seller shall give




         written notice of such sale (the "Sell Notice") to the Company no later than 4:30 p.m., Salt Lake City time, on the business day prior to the New York Stock Exchange trading day on which such Seller intends to effect such sale.  The Sell Notice shall identify the Seller, the number of Shares such Seller intends to sell, the market price of the Common Stock at which the Sel-

         ler intends to execute such sale (the "Target Price") and such

         Seller's telephone and facsimile numbers to be used by the Com-

         pany to provide notice of any exercise of the Company's right of first refusal under this Section 6(c).  Each Sell Notice shall specify only one Target Price but any Seller may deliver separate Sell Notices with respect to intended sales at sepa-

         rate Target Prices (it being understood that the Company may exercise its rights under this Section 6(c) with respect to one or more Sell Notices without exercising its rights with respect to all such Sell Notices delivered by any Seller).  The Com-

         pany, in its sole discretion, may elect to purchase from such

         Seller all of the Shares specified in a Sell Notice (or, if the number of Shares specified in the Sell Notice is more than

         100,000, a specified portion of such Shares (but not less than

         100,000)) at a price per share equal to the Target Price, by notifying such Seller that the Company shall do so (subject to the condition described below), such notice (the "Buy Notice")

         to be given (in writing by facsimile or orally with written confirmation by facsimile) by 7:00 a.m., Salt Lake City time,

         on the New York Stock Exchange trading day next following the




         date on which the Sell Notice is delivered to the Company.  If the Company has not given the Buy Notice by such time or has given a Buy Notice with respect to some but not all of the

         Shares specified in the Sell Notice, such Seller may (i) at any time within three New York Stock Exchange trading days after the date of the Sell Notice (the "Selling Period"), sell, at a price or prices not less than the Target Price, some or all of the Shares that are specified in the Sell Notice and not sub-

         ject to the Buy Notice, if any or (ii) give one or more new

         Sell Notices in accordance with the time periods and other terms of this Section 6(c) with respect to some or all of the

         Shares that are not subject to the Buy Notice, if any.  If (i)

         the Company provides the Buy Notice to such Seller in compli-

         ance with this Section 6(c), and (ii) at any time during the

         Selling Period the trading price of the Common Stock equals or exceeds the Target Price, then such Seller shall sell to the

         Company, and the Company shall purchase from such Seller, that number of Shares specified in the Buy Notice at a price per share equal to the Target Price (the day on which such condi-

         tion is met being referred to herein as the "Trade Date").  The closing of such purchase and sale shall be at the corporate offices of the Company in Salt Lake City at 10:00 a.m. on the

         third business day following the Trade Date.  At such closing

         (i) the Seller will deliver to the Company certificates repre-

         senting the Shares specified in the Buy Notice, free and clear of any Encumbrances, with appropriate stock powers attached,




         properly signed, with any necessary documentary or transfer tax stamps duly affixed and cancelled; and (2) the Company will deliver to the Seller a check in the amount of (i) the number of Shares specified in the Buy Notice multiplied by (ii) the

         Target Price.  No Seller shall be required to comply with this

         Section 6(c) with respect to a proposed sale on any trading day if, in the good faith judgment of such Seller, (A) there is occurring on such trading day an extraordinary movement in the trading price of the Common Stock or (B) in the case of a

         Seller which is an individual, a trust for the benefit of an individual, a taxable entity or a charitable remainder trust,

         the payment by the Company to purchase Shares proposed to be sold by such Seller would be treated as a distribution by the

         Company to which Section 301 of the Internal Revenue Code of

         1986, as amended, applies; provided, that such Seller shall give prompt written notice to the Company of any such sale not in compliance with this Section 6(c) with a brief explanation of the basis for such non-compliance.


                        (d)  As used in this Agreement, the term "Stand-

         still Period" shall mean that period commencing on the date of this Agreement and expiring on the 10th anniversary thereof;

         provided, however, that if neither the Company Repurchase nor the Secondary Offering is consummated (and such failure to con-

         summate is in each case permitted by, and is not due to a

         breach or a failure of representation by any Seller of, this





         Agreement, the Registration Rights Agreement or the underwrit-

         ing agreement relating to the Secondary Offering), such term shall mean that period commencing on the date of this Agreement and expiring 30 months thereafter; and provided further, that if neither the Company Repurchase nor the Secondary Offering is consummated by reason of a breach or failure of a representa-

         tion by the Company of this Agreement, the Registration Rights

         Agreement or the underwriting agreement relating to the Second-

         ary Offering, the Standstill Period shall terminate upon the termination of this Agreement.


                        (e)  (i)  Each Seller agrees to deliver to the

         Company as promptly as practicable (and in any event within 15 days) after the date hereof the certificates representing the

         Shares for the placement of the following legend:


                   The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred except in compliance with that Act.* The securities repre-sented by this certificate are subject to the provi-sions (including provisions that restrict the trans-fer of such securities) of a Stock Purchase Agreement dated as of February 20, 1997 between American Stores Company and certain stockholders of the Company, a copy of which is on file at the offices of American Stores Company.




         _____________________
         * Any Shares which were previously registered under the Secu-rities Act of 1933 shall not be required to include the first sentence of this legend.




                            (ii)  Upon delivery to the Company by any

         Seller (or permitted transferee) of such legended certificate in connection with any sale or transfer permitted by Section

         6(b)(i) or Section 6(b)(ii) (together, in the case of a sale or transfer pursuant to Section 6(b)(ii), with customary documents with respect to the applicability of an exemption from regis-

         tration), the Company shall issue in exchange therefor a cer-

         tificate for such Shares without such legend.  Upon delivery to the Company by any Seller of a legended certificate following the expiration of the Standstill Period, the Company shall is-

         sue a certificate in exchange therefor that does not contain the second sentence of the foregoing legend.


                        (f)  On the close of business on the day follow-

         ing the first date on which the Sellers shall in the aggregate beneficially own less than 5% of the outstanding shares of Com-

         mon Stock, each of L.S. Skaggs, Don L. Skaggs and Michael T.

         Miller (and any Seller then serving as a director of the Com-

         pany) shall tender to the Company his resignation as a director of the Company.


                        (g)  (i)  If the Closing occurs, and, during the

         period ending six months after the Closing, a Change of Control occurs or the Company enters into an agreement with a third party as a result of which a Change of Control of the Company would occur (which agreement is consummated) and in which the

         Subsequent Price (as defined in Section 6(g)(iv)) exceeds the




         Repurchase Price, the Company shall, on the second business day following the consummation of such Change of Control, pay to each Seller, as additional consideration with respect to the

         Repurchased Shares, an amount equal to the sum of (A) the num-

         ber of Repurchased Shares sold to the Company by such Seller multiplied by the excess of the Subsequent Price over the Re-

         purchase Price, plus (B) the number of Registrable Shares sold by such Seller in the Secondary Offering multiplied by the ex-

         cess (if any) of the Subsequent Price over the Offer Price (as defined in the Registration Rights Agreement).


                            (ii)  As used in this Section 6(g), "Change

         of Control" means:


                                  (A) the acquisition by any Person or

         group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of more than 50% of the then outstanding shares of Common Stock; or


                                  (B) consummation of a reorganization,

         merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company; provided that such a transaction shall not be deemed to be a Change of Con-

         trol if, immediately following such transaction, all or sub-

         stantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately







         prior to such transaction beneficially own, directly or indi-

         rectly, more than 50% of common stock of the corporation sur-

         viving, or resulting from, such transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or, in the case of a sale or other dis-

         position of all or substantially all of the assets of the Com-

         pany, substantially all of the Company's assets either directly or through one or more subsidiaries).


                           (iii)  If the Closing occurs, and, during the

         period ending six months after the Closing Date, (A) the Com-

         pany or any of its subsidiaries enters into an agreement with a third party as a result of which the Company sells or otherwise transfers (or one or more of its subsidiaries sells or oth-

         erwise transfers), in one or more transactions, assets (includ-

         ing securities or assets of any subsidiary of the Company) to any other Person (other than the Company or one or more of its wholly-owned subsidiaries) in a transaction that is not a

         Change of Control and for which the Company receives an amount of cash, property, securities and/or assumption of indebtedness for borrowed money in excess of $1 billion (the value of any property, securities or assumed indebtedness to be determined in a manner substantially similar to that contemplated by Sec-

         tion 6(g)(iv)(B)); or (B) the Company or a subsidiary of the

         Company shall effect, by spin-off or other distribution or div-

         idend of shares of capital stock of a subsidiary thereof to the stockholders of the Company, the transfer of ownership of one



         or more businesses or operating units that, immediately after giving effect to such transaction, have alone or in the ag-

         gregate an equity market capitalization (plus indebtedness for borrowed money) in excess of $1 billion, then the Company shall pay to each Seller on the second business day following the consummation of such transaction, as additional consideration with respect to the Repurchased Shares, (A) the number of

         Repurchased Shares sold to the Company by such Seller multi-

         plied by an amount equal to the excess, if any, of (x) the

         Average Closing Price (as defined below) of the Common Stock as of the twelfth New York Stock Exchange trading day following the date (the "Announcement Date") of the first public

         announcement that the Company intends or has agreed to effect such transaction (the "Post-Announcement Price"), over (y) the greater of (I) the Average Closing Price of the Common Stock as

         of the date immediately preceding the Announcement Date (the

         "Pre-Announcement Price") and (II) the Repurchase Price, plus

         (B) the number of Registrable Shares sold by such Seller in the

         Secondary Offering multiplied by an amount equal to the excess,

         if any, of (x) the Post-Announcement Price over (y) the greater of (I) the Pre-Announcement Price and (II) the Offer Price.


                                  For purpose of any computation hereun-

         der, the "Average Closing Price" of the Common Stock as of any

         date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 10 consecutive New

         York Stock Exchange trading days immediately prior to such



         date.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices,

         regular way, in either case as reported in the principal con-

         solidated transaction reporting system of the New York Stock

         Exchange.  The Average Closing Price shall be subject to pro-

         portional adjustment in the event of any stock split, reverse stock split or stock dividend with respect to the Common Stock effected after the consummation of the Company Repurchase.


                            (iv)  In determining the Subsequent Price in

         any transaction pursuant to this Section 6(g), the following shall apply:


                                  (A)  In the event of a Change of Con-

         trol, the Subsequent Price shall be deemed to equal to the ag-

         gregate consideration paid per share of Common Stock in such transaction; provided that if such consideration is paid in varying amounts or forms to holders of the Common Stock, the

         Subsequent Price shall be deemed to be equal to the weighted average price paid for all shares of Common Stock purchased thereby.


                                  (B)  The value of publicly traded se-

         curities received by the Company or the holders of Common Stock shall be deemed to be the closing price of such securities on the date of consummation of the transaction.  The value of any securities received the Company that are not publicly traded



         and the value of any property or assumed indebtedness shall be determined in good faith by two investment banking firms, one selected by the Company and the other selected by the Sellers,

         or, if such investment banking firms are unable to agree, by a third investment banking firm selected by such investment bank-

         ing firms, and any such determination shall be final, conclu-

         sive and binding on the Company and Sellers.


                   7.   Conditions.


                        (a)  The obligation of Sellers to consummate the

         Company Repurchase is subject to the satisfaction or waiver of the conditions that (i) the representations and warranties of the Company contained in Section 5 are true and correct on the

         Closing Date as though made as of such date, (ii) counsel to the Company shall have delivered its opinion to each of the

         Sellers, in form and substance reasonably satisfactory to Sell-

         ers and dated as of the Closing Date, as to the matters set forth in Section 5(a), (iii) the Secondary Offering shall have been consummated; provided, that the condition set forth in this clause (iii) shall be deemed to have been satisfied if the

         Secondary Offering is not consummated due to a breach of the obligations or failure of a representation of any of the Sell-

         ers under this Agreement, the Registration Rights Agreement or the underwriting agreement in connection with the Secondary

         Offering and (iv) no more than 60 days have elapsed following the date on which the registration statement with respect to




         the Secondary Offering is filed unless the delay in consummat-

         ing the Secondary Offering is due to a breach of the obliga-

         tions or failure of a representation of any of the Sellers un-

         der this Agreement, the Registration Rights Agreement or the underwriting agreement in connection with the Secondary Offer-

         ing.


                        (b)  The obligation of the Company to consummate

         the Company Repurchase is subject to the satisfaction or

         waiver, as of the Closing Date, of the conditions that (i) the representations and warranties of Sellers contained in Section

         4 are true and correct, (ii) counsel to Sellers shall have de-

         livered its opinion to the Company, in form and substance rea-

         sonably satisfactory to the Company, as to the matters set forth in Section 4(a) and the last sentence of Section 4(b) and

         (iii) no more than 60 days have elapsed following the date on which the registration statement with respect to the Secondary

         Offering is filed unless the delay in consummating the Second-

         ary Offering is due to a breach of the obligations or failure of a representation of the Company under this Agreement, the

         Registration Rights Agreement or the underwriting agreement in connection with the Secondary Offering.


                        (c)  The respective obligations of the parties

         to consummate the Company Repurchase are subject to there not being in effect any order, decree or injunction issued by a






         court of competent jurisdiction prohibiting or restraining con-

         summation of the transactions contemplated hereby.


                   8.   Specific Performance.  The parties acknowledge

         and agree that in the event of any breach of this Agreement,

         the parties would be irreparably harmed and could not be made whole by monetary damages.  It is accordingly agreed that the

         Company or a Seller, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the United States District Court for the State of

         Utah (the "Utah Court").  Each Seller and the Company irrevo-

         cably consents and submits to personal jurisdiction in any ac-

         tion brought in the Utah Court and agrees not to contest the propriety of venue in the Utah Court.  As part of the consider-

         ation for the Company executing this Agreement, each Seller waives all personal service of any and all process upon such

         Seller related to this Agreement or the performance thereof and consents that all such service of process upon such Seller shall be made by hand delivery, certified mail or confirmed telecopy directed to such Seller at the address specified in

         Section 19 hereof; and service made by certified mail shall be complete seven days after the same shall have been posted as aforesaid.


                   9.   Expenses.  Except as provided in the Registra-

         tion Rights Agreement, all fees and expenses incurred by any




         Seller, and all sales, transfer or other similar taxes payable in connection with this Agreement (including, but not limited to, any transfer taxes payable in connection with the sale of the Shares by such Sellers), will be borne by such Seller and all fees and expenses incurred by the Company in connection with this Agreement will be borne the Company; provided, how-

         ever, that, if the Company Repurchase is consummated, the Com-

         pany shall pay (or reimburse L.S. Skaggs for) (i) the fee, ad-

         vances and expenses of Goldman, Sachs & Co. ("Goldman, Sachs")

         incurred by Sellers in connection with the sale of the Repur-

         chased Shares as set forth in that certain Letter Agreement,

         dated June 28, 1996, by and between Goldman, Sachs and L.S.

         Skaggs, Aline W. Skaggs and ALSAM Trust, a true and complete copy of which has been delivered to the Company prior to the date of this Agreement, subject to a maximum aggregate payment and reimbursement by the Company not in excess of the amount specified in a schedule delivered to the Company prior to the date of this Agreement and (ii) reasonable fees and expenses of

         Debevoise & Plimpton, counsel to the Sellers, incurred through the consummation of the Company Repurchase in connection with the transactions contemplated by this Agreement.


                   10.  Brokerage.  Subject to Section 9, the Company,

         on the one hand, and Sellers, on the other, agree to indemnify and hold the other harmless from and against any and all claims







         or liabilities for finder's fees or other like payments in-

         curred by reason of any action taken by it or them, as the case may be.


                   11.  Termination.  This Agreement may be terminated

         at any time prior to the Closing (a) by mutual consent of the

         Company and Sellers owning two-thirds of the Shares, (b) by the

         Company or Sellers owning two-thirds of the Shares, if the

         Closing shall not have occurred by the close of business on the

         60th day following the date on which the registration statement for the Secondary Offering is filed unless the delay is due to a breach of the obligations or failure of a representation of any of the Sellers (in the case of a termination by the Sell-

         ers) or the Company (in the case of a termination by the Com-

         pany) under this Agreement, the Registration Rights Agreement or the underwriting agreement in connection with the Secondary

         Offering, or (c) by the Sellers, if the Sellers shall have made the Secondary Election on the Pricing Date pursuant to Section

         2(b) of the Registration Rights Agreement.  Notwithstanding the

         foregoing, the obligations of the Company and the Sellers pur-

         suant to Section 6 of this Agreement (other than Section 6(g))

         shall survive any termination hereof except if the Standstill

         Period is terminated as provided in Section 6(d).


                   12.  Indemnification.  (a)  The Company agrees to

         indemnify and hold harmless, to the extent permitted by law,






         each Seller, its directors, trustees and officers (collec-

         tively, the "Indemnified Parties") against any and all losses,

         claims, damages or liabilities, joint or several, and expenses

         (including any amounts paid in any settlement effected with the

         Company's consent, which consent shall not be unreasonably withheld) (collectively, "Losses") which are not the subject of

         (i) Section 7(a) of the Registration Rights Agreement or (ii)

         the indemnification provisions of any underwriting agreement contemplated by the Registration Rights Agreement, and incurred by such Indemnified Party as a result of, or arising out of,

         any action, suit or resulting from the execution and delivery of this Agreement, the Company's purchase of Shares hereunder or the performance by the Company of its obligations hereunder.

         Notwithstanding the foregoing, the indemnity contemplated by this Section 12 shall not apply to Losses incurred as a result of, or arising out of, (i) the reckless or willful misconduct of any Indemnified Party, (ii) any action, suit or proceeding brought by any Seller or any Seller Affiliate (or by any direc-

         tor, officer, shareholder, trustee or beneficiary thereof)

         against the Company, any Indemnified Party or Seller Affiliate,

         (iii) any action, suit or proceeding brought as a result of, or arising out of, any underwriting agreement entered into in con-

         nection with the transactions contemplated by the Registration

         Rights Agreement or (iv) any action, suit or proceeding brought by the Company for breach of this Agreement or the Registration

         Rights Agreement.  The Company will reimburse such Indemnified




         Party for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any action, suit or proceeding for which indemnity is available pursuant to this Section 12 to the same extent and subject to the same limitations set forth in Section 7(a) of the Registra-

         tion Rights Agreement.  Such indemnity shall survive the Clos-

         ing.  Nothing in this Agreement shall affect the rights of the

         Company or the Sellers to bring an action against any party arising from a breach of this Agreement or the Registration

         Rights Agreement.


                        (b)  Notices of Claims, Etc.  The rights of the

         Company and the Sellers with respect to notice of claims, re-

         sponsibilities for defense, participation in any proceedings hereunder and consent to entry of judgment or settlement of claims shall be substantially as set forth in Section 7(c) of the Registration Rights Agreement.


                   13.  Public Announcements.  The Company and Sellers

         agree that the Company will issue the press release in the form attached hereto as Exhibit B.


                   14.  Integration; Amendment; Waiver.  This Agreement,

         together with the Registration Rights Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.  This Agree-

         ment may not be modified, amended or waived orally, but only by



         an instrument in writing signed by the party against whom en-

         forcement of any such amendment, modification or waiver is sought.  The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.


                   15.  Assignment.  This Agreement shall inure to the

         benefit of and be binding upon the parties hereto and their heirs, legal representatives, successors and assigns; provided,

         however, that the Company may not assign its rights or delegate its obligations under this Agreement without the express prior written consent of Sellers holding two-thirds of the Shares,

         and Sellers may not assign their rights or delegate their obli-

         gations under this Agreement without the express prior written consent of the Company.


                   16.  Headings.  Section headings contained in this

         Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


                   17.  Survival.  All representations, warranties and

         covenants shall survive the Closing.


                   18.  Counterparts.  This Agreement may be executed in

         any number of counterparts, each of which shall, when executed,

         be deemed to be an original and all of which shall be deemed to be one and the same instrument.






                   19.  Notices.  All notices hereunder shall be suf-

         ficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, tele-

         fax or other electronic transmission service to the appropriate address or number as set forth below.  Notices to any Seller shall be addressed to the address of such Seller set forth in

         Schedule 1 (it being understood that only one copy of a notice is required to be sent to any trustee, which notice shall be deemed to be sufficient as to each Seller for which such

         trustee is acting in such capacity) with copies to:


                   Mr. Lennie Sam Skaggs
                   6190 South Moffat Farm Lane
                   Salt Lake City, Utah 84121
                   Telecopy No.:  (801) 262-0826

                   and

                   Debevoise & Plimpton
                   875 Third Avenue
                   New York, New York 10022
                   Attn:  Meredith M. Brown, Esq.
                   Telecopy No.:  (212) 909-6836

         or at such other address and to the attention of such other person as any Seller may designate by written notice to the

         Company.  Notices to the Company shall be addressed to:


                   American Stores Company
                   709 East South Temple
                   Salt Lake City, Utah 84102
                   (1)  Attn:  Kathleen E. McDermott
                        Telecopy No.:  (801) 537-7808
                   (2)  Attn: Teresa Beck
                        Telecopy No.:  (801) 537-7863





                   and

                   Wachtell, Lipton, Rosen & Katz
                   51 West 52nd Street
                   New York, New York 10019
                   Attn:  Richard D. Katcher, Esq.
                   Telecopy No:  (212) 403-2000

         or at such other address and to the attention of such other persons the Company may designate by written notice to Sellers.


                   20.  Governing Law.  This Agreement shall be governed

         by and construed in accordance with the laws of the State of

         Delaware without reference to the choice of law principles thereof.


                   21.  Severability.  If at any time subsequent to the

         date hereof any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or un-

         enforceable, such provision shall be of no force and effect,

         but shall not effect the illegality or unenforceability of any other provision of this Agreement.


                   22.  Interpretation.  Wherever used herein, the term

         "affiliate" has the meaning given such term in Rule 12b-2 pro-

         mulgated under the Exchange Act, and a person or entity who at any time may be an affiliate of any Seller shall be deemed to be an affiliate of such Seller while, but only while, such person or entity is an affiliate of such Seller, regardless of whether such person or entity is such an affiliate on the date hereof.  For purposes of this Agreement, a person or entity shall be deemed to "beneficially own" any securities of which



         it would be the "beneficial owner," as such term is defined in

         Rule 13d-3 promulgated under the Exchange Act.


                   23.  Sellers' Obligations Several.  All of the obli-

         gations of the Sellers under this Agreement shall be several and not joint, and no Seller shall be liable for a breach

         hereof by any other Seller, it being understood and agreed that the Company shall not have the obligation to repurchase less than all of the Repurchased Shares.







































                   IN WITNESS WHEREOF, this Agreement has been signed by

         or on behalf of each of the parties as of the day first above written.


                                     AMERICAN STORES COMPANY

                                     By:/s/ Teresa Beck
                                        Name:  Teresa Beck
                                        Title:  Chief Financial Officer



                                     LENNIE SAM SKAGGS

                                     /s/ Lennie Sam Skaggs



                                     ALINE W. SKAGGS

                                     /s/ Aline W. Skaggs



                                     ALSAM TRUST

                                     By:/s/ George L. Moosman
                                        Name:  George L. Moosman
                                        Title:  Trustee

                                     By:/s/ Claudia Skaggs Luttrell
                                        Name:  Claudia Skaggs Luttrell
                                        Title:  Trustee

                                     By:/s/ Don L. Skaggs
                                        Name:  Don L. Skaggs
                                        Title:  Trustee

                                     By:/s/ Michael T. Miller
                                        Name:  Michael T. Miller
                                        Title:  Trustee


                                     SIX S RANCH, INC.

                                     By:/s/ Michael T. Miller
                                        Name:  Michael T. Miller
                                        Title:  Vice President



                                     ALSAM FOUNDATION

                                     By:/s/ Michael T. Miller
                                        Name:  Michael T. Miller
                                        Title:  President and
                                                Executive Director



                                     SKAGGS FAMILY FOUNDATION FOR
                                       ROMAN CATHOLIC AND
                                       COMMUNITY CHARITIES

                                     By:/s/ J. Terrence Fitzgerald
                                        Name:  J. Terrence Fitzgerald
                                        Title:  President



                                     SKAGGS INSTITUTE FOR
                                       RESEARCH

                                     By:/s/ Richard A. Lerner
                                        Name:  Richard A. Lerner
                                        Title:  President



                                     LYNDA SUE SKAGGS BALUKOFF

                                     /s/ Lynda Sue Skaggs Balukoff



                                     CLAUDIA SKAGGS LUTTRELL

                                     /s/ Claudia Skaggs Luttrell

                                   SCHEDULE 1*


         Name and address                           Shares            Repurchased      Payment
         of Seller                                  Owned               Shares         Amount

         ALSAM Trust
           (L.S. Skaggs portion)                  10,274,195           7,852,469     $353,361,105

         ALSAM Trust
           (Aline W. Skaggs portion)                 185,452             141,739        6,378,255

         Six S Ranch, Inc.                            20,000              15,286          687,870

         ALSAM Foundation                          2,046,930           1,564,449       70,400,205

         Skaggs Family Foundation                    675,000             515,896       23,215,320
           for Roman Catholic and
           Community Charities

         Skaggs Institute for Research             1,950,000           1,490,366       67,066,470

         Lynda Sue Skaggs Balukoff                   402,545             307,661       13,844,745

         Claudia Skaggs Luttrell                     437,472             334,356       15,046,020
                                                  ----------          ----------     ------------

                       TOTAL                      15,991,594          12,222,222     $549,999,990
                                                  ==========          ==========     ============

         Notices to L.S. Skaggs, Aline W. Skaggs
         and Six S Ranch, Inc. shall be made to:

           L.S. Skaggs
           6190 South Moffat Farm Lane
           Salt Lake City, Utah  84121
           Telecopy No.:  (801) 767-0876

         Notices to ALSAM Trust:

           Don L. Skaggs, Claudia S. Luttrell,
           Michael T. Miller and George L. Moosman, Trustees
           6190 South Moffat Farm Lane
           Salt Lake City, Utah  84121-1793

         Notices to ALSAM Foundation:

           Michael T. Miller, President and Executive Director
           6190 South Moffat Farm Lane
           Salt Lake City, Utah  84121-1793

         _______________________

         * Subject to adjustment pursuant to Section 1 of the Stock Purchase Agreement.

         Notices to Skaggs Family Foundation for Roman
         Catholic and Community Charities:

           6190 South Moffat Farm Lane
           Salt Lake City, Utah  84121-1793

         Notices to Skaggs Institute for Research:

           Dr. Richard A. Lerner, President
           c/o Scripps Research Institute
           10550 North Torrey Pines Road
           BCC 506
           La Jolla, California  92037

         Notices to Lynda Sue Skaggs Balukoff:
           6190 South Moffat Farm Lane
           Salt Lake City, Utah  84121

         Notices to Claudia Skaggs Luttrell:
           6190 South Moffat Farm Lane
           Salt Lake City, Utah  84121




































                                   SCHEDULE 2



         Name                                               Shares Owned

         The Northern Trust Company,                            92,400
           As Trustee, UA dtd 8/30/96 with
           L.S. Skaggs, The L.S. Skaggs &
           Aline W. Skaggs Charitable
           Remainder Unitrust #1

         The Northern Trust Company,                         7,222,000
           As Trustee, UA dtd 1/17/97 with
           L.S. Skaggs, The L.S. Skaggs &
           Aline W. Skaggs Charitable
           Remainder Unitrust #2

         The Northern Trust Company,                           255,000
           As Trustee, UA dtd 8/26/96 with
           L.S. Skaggs, The Lynda Sue Balukoff
           Charitable Remainder Unitrust #1

         The Northern Trust Company,                           523,530
           Successor Trustee, UA dtd 7/6/71
           with Claudia Skaggs (Luttrell),
           The Claudia Skaggs (Luttrell)
           Personal Trust

         The Northern Trust Company,                           635,000
           As Trustee, UA dtd 8/30/96
           with L.S. Skaggs, The Claudia
           Skaggs Luttrell Charitable
           Remainder Unitrust #1

         The Northern Trust Company,                           488,000
           As Trustee, UA dtd 1/17/97 with
           L.S. Skaggs, The Claudia Skaggs
           Luttrell Charitable Remainder
           Unitrust #2

         The Northern Trust Company,                            49,200
           Successor Trustee, UA dtd 2/2/66
           with Vivian Skaggs Armstrong,
           for the benefit of Claudia Skaggs
           (Luttrell)

         The Northern Trust Company,                           280,465
           Successor Trustee, UA dtd 5/21/75
           with Donald Lennie Skaggs,
           The Donald Lennie Skaggs Personal
           Trust





         The Northern Trust Company,                           635,000
           As Trustee, UA dtd 8/26/96
           with L.S. Skaggs, The Don L.
           Skaggs Charitable Remainder
           Unitrust #1

         The Northern Trust Company,                           488,000
           As Trustee, UA dtd 1/17/97 with
           L.S. Skaggs, The Don L. Skaggs
           Charitable Remainder Unitrust #2

         The Northern Trust Company,                            49,200
           Successor Trustee, UA dtd 2/2/66
           with Vivian Skaggs Armstrong,
           For the benefit of Don L. Skaggs

         The Northern Trust Company,                            49,200
           Successor Trustee, UA dtd 2/2/66
           with Vivian Skaggs Armstrong For
           the benefit of Mark Stanley Skaggs

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong
           For the benefit of Richelle Skaggs,
           Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong
           For the benefit of Dustin L.
           Skaggs, Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Jennifer Luttrell,
           Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Justin Dallas
           Luttrell, Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Mindy Stana Skaggs,
           Age 30 Trust







         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Stephen A. Skaggs,
           Age 30 Trust

         The Northern Trust Company,                            10,140
           Successor Trustee, UA dtd 11/23/83
           with Vivian Skaggs Armstrong For
           the benefit of Loy Leana Skaggs,
           Age 30 Trust

         The Northern Trust Company,                           100,000
           Trustee, UA dtd 1/29/97
           with Lynda Sue Balukoff,
           The Lynda Sue Skaggs Balukoff
           Charitable Remainder Trust #2

                                        TOTAL:              10,937,975

         Address for notices to Northern Trust:

           50 South LaSalle
           M 12
           Chicago, Illinois  60675
           Attn:  Mary Boehler
           Telecopy No.:  (312) 557-8873































         Wells Fargo Bank, As Trustee, UA Dtd 12/10/76           584,319
         with Vivian Skaggs Armstrong, The Vivian Skaggs
         Armstrong Greatgrandchildren's Trust, Age 40
         Trust For Benefit of Richelle Skaggs, Dustin
         L. Skaggs, Jennifer Rae Luttrell, Justin Dallas
         Luttrell, Angela D. Skaggs, Mindy Stana Skaggs,
         Loy LeAna Skaggs, Stephen A. Skaggs, David Paul
         Langton, Melissa Rae Langton, Sherri Lyn Balukoff,
         Jenifer Balukoff, Anthony Joseph Balukoff, Jr.,
         Stephen R. Balukoff, Karen M. Balukoff, Sam
         Balukoff, Jon R. Madsen, Dan L. Madsen, James N.
         Madsen, Doug R. Madsen, Jody Madsen, Diane Madsen,
         Bret A. Madsen, Alexander Lowen, Dominique Lowen,
         Mackenzie Lowen, Stephani Lowen

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Jennifer
         Luttrell Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,352
         Vivian Skaggs Armstrong for the benefit of Justin
         D. Luttrell Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,352
         Vivian Skaggs Armstrong for the benefit of Jon R.
         Madsen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Jon R.
         Madsen Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,352
         Vivian Skaggs Armstrong for the benefit of Dan L.
         Madsen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Dan L.
         Madsen Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of James
         N. Madsen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of James N.
         Madsen Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Doug R.
         Madsen Lifetime Trust






         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Doug R.
         Madsen Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Jody
         Madsen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Jody
         Madsen Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Diane
         Madsen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Diane
         Madsen Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Bret A.
         Madsen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Bret
         Madsen Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,352
         Vivian Skaggs Armstrong for the benefit of Angela
         D. Skaggs Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Angela
         D. Skaggs Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,352
         Vivian Skaggs Armstrong for the benefit of Mindy
         Stana Skaggs Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Stephen
         A. Skaggs Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Loy
         Leana Skaggs Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Richelle
         Skaggs Lifetime Trust






         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Dustin L.
         Skaggs Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,352
         Vivian Skaggs Armstrong for the benefit of Alexander
         R. Lowen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Alexander
         Lowen, Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,352
         Vivian Skaggs Armstrong for the benefit of Dominique
         E. Lowen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Dominique
         Lowen, Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Mackenzie
         M. Lowen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Mackenzie
         Lowen, Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,353
         Vivian Skaggs Armstrong for the benefit of Stephani
         L. Lowen Lifetime Trust

         Wells Fargo Bank, As Trustee, UA dtd 11/23/83 with       10,140
         Vivian Skaggs Armstrong for the benefit of Stephani
         Lowen, Age 30 Trust

         Wells Fargo Bank, As Trustee, UA dtd 8/9/74 with          3,459
         Mark Stanley Skaggs
         The Mark Stanley Skaggs Personal Trust

         Wells Fargo Bank, As Trustee, UA dtd 2/2/66 with         25,000
         Vivian Skaggs Armstrong for the benefit of Thomas
         Lowen

         Wells Fargo Bank, As Trustee, UA dtd 2/2/66 with         40,000
         Vivian Skaggs Armstrong for the benefit of Steven
         Lowen

         Wells Fargo Bank, As Trustee, UA dtd 2/2/66 with         15,000
         Vivian Skaggs Armstrong for the benefit of Margaret     -------
         Madsen

                                        TOTAL:                   986,158
                                                                 =======



         Address for Notices to Wells Fargo Bank:


         _____________________________
         _____________________________
         _____________________________
         Attn:  ______________________
         Telecopy No.:  ______________


















































                U.S. BANK, AS TRUSTEE

         U.S. Bank, Successor Trustee, UA dtd 9/13/68           267,884
         With Lynda Sue Skaggs (Balukoff)
         The Lynda Sue Skaggs (Balukoff) Personal Trust

         U.S. Bank, Successor Trustee UA dtd 2/2/66              49,200
         with Vivian Skaggs Armstrong for the
         benefit of Lynda Sue Skaggs (Balukoff)

         U.S. Bank, Successor Trustee, UA dtd 11/23/83 with      10,352
         Vivian Skaggs Armstrong for the benefit of David
         P. Langton Lifetime Trust

         U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
         Vivian Skaggs Armstrong for the benefit of David Paul Langton, Age 30 Trust

         U.S. Bank, Successor Trustee, UA dtd 11/23/83 With      10,352
         Vivian Skaggs Armstrong for the benefit of Melissa
         Rae Langton Lifetime Trust

         U.S. Bank, As Successor Trustee, UA dtd 11/23/83 With   10,140
         Vivian Skaggs Armstrong for the benefit of Melissa Rae Langton, Age 30 Trust

         U.S. Bank, Successor Trustee, UA dtd 11/23/83 With      10,352
         Vivian Skaggs Armstrong for the benefit of Sherri
         Lyn Balukoff Lifetime Trust

         U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
         Vivian Skaggs Armstrong for the benefit of Sherri Lyn Balukoff, Age 30 Trust

         U.S. Bank, Successor Trustee, UA dtd 11/23/83 With      10,352
         Vivian Skaggs Armstrong for the benefit of Jenifer
         Balukoff Lifetime Trust

         U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with    9,680
         Vivian Skaggs Armstrong for the benefit of Jenifer
         Balukoff, Age 30 Trust

         U.S. Bank, Successor Trustee, UA dtd 11/23/83 With      10,353
         Vivian Skaggs Armstrong for the benefit of Anthony
         Joseph Balukoff, Jr. Lifetime Trust

         U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
         Vivian Skaggs Armstrong for the benefit of Anthony
         Joseph Balukoff, Jr., Age 30 Trust

         U.S. Bank, Successor Trustee, UA dtd 11/23/83 With      10,353
         Vivian Skaggs Armstrong for the benefit of Stephen
         R. Balukoff Lifetime Trust




         U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
         Vivian Skaggs Armstrong for the benefit of Stephen
         Robert Balukoff, Age 30 Trust

         U.S. Bank, Successor Trustee, UA dtd 11/23/83 With      10,352
         Vivian Skaggs Armstrong for the benefit of Karen
         Marie Balukoff Lifetime Trust

         U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
         Vivian Skaggs Armstrong for the benefit of Karen
         Marie Balukoff, Age 30 Trust

         U.S. Bank, Successor Trustee, UA dtd 11/23/83 With      10,353
         Vivian Skaggs Armstrong for the benefit of Sam
         Balukoff Lifetime Trust

         U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with   10,140
         Vivian Skaggs Armstrong for the benefit of Sam
         Balukoff, Age 30 Trust

         U.S. Bank, As Trustee, UA dtd 2/13/97 with Linda       220,000
         Sue Skaggs Balukoff, the Balukoff Charitable
         Remainder Trust


                                        TOTAL:                  700,563
                                                                =======


         Address for Notices to U.S. Bank:


         101 South Capital Boulevard
         Boise, Idaho  83733
         Attn:  John Ward
         Telecopy No.:  (208) 383-3858





















                      EXHIBIT A -- FORM OF TRANSFEREE LETTER


                         [Name and Address of Transferee]

                                            [Date]

         American Stores Company
         709 East South Temple
         Salt Lake City, Utah 84102
         Attn:  ___________________

         Ladies and Gentlemen:

                   Reference is made to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated _________ ___, 1997, by and among American Stores Company, a Delaware corporation (the "Company") and the stockholders listed on the signature pages thereto (each individually a "Seller"). Capi-talized terms used but not defined herein have the meanings as-signed to such terms in the Stock Purchase Agreement.

                   The undersigned hereby provides notice to the Company of the proposed transfer of ____________ Shares from [transfer-ring Seller] to the undersigned pursuant to [Section 6(b)(iii)] [Section 6(b)(iv)] of the Stock Purchase Agreement. In connec-tion with such transfer, the undersigned hereby agrees to be bound by each of the terms, provisions and obligations of the Stock Purchase Agreement and of the Registration Rights Agree-ment, as fully as if the undersigned were a Seller thereunder.

                   The undersigned further agrees that any notices re-quired to be sent to the undersigned pursuant to the Stock Pur-chase Agreement and the Registration Rights Agreement shall be deemed to be validly sent for all purposes of such Agreements if sent to the attention of the undersigned at the address set forth above.

                                            Very truly yours,

                                            [Name of Transferee]


                                            _________________________

         Acknowledged and Agreed:

         AMERICAN STORES COMPANY


         By:______________________
             Name:
             Title:



                        EXHIBIT B -- FORM OF PRESS RELEASE


                   AMERICAN STORES COMPANY AGREES TO REPURCHASE
           $550 MILLION OF ITS SHARES HELD BY SKAGGS FAMILY AND TRUSTS


                   Salt Lake City, Utah -- February 21, 1997 -- American Stores Company (NYSE-ASC) and the family of L.S. Skaggs announced today an agreement for the repurchase by American Stores of 12,222,222 shares of its common stock from the Skaggs family and certain family and charitable trusts for $45 per share, yesterday's closing price on the New York Stock Exchange. The Company also announced that it had agreed to file a registration statement to enable such shareholders to sell between 14.7 million and 16.4 million additional shares in a secondary offering as promptly as practicable.

                   The agreement is designed to further the best interest of American Stores, while permitting the orderly sale by the Skaggs family and trusts of their American Stores stock.

                   Victor L. Lund, Chairman and Chief Executive Officer of the Company, stated, "This transaction will enable the Company's management and associates to focus fully on carrying out our business strategy, including the Delta initiatives designed to transform the Company from a holding company to a unified operating company. The repurchase will be slightly accretive to our earnings per share, and will not affect our aggressive capital expenditure program."

                   A spokesman for the Skaggs family stated, "We are pleased that we have been able to reach an agreement with American Stores with respect to our holdings. As the largest shareholders in American Stores, the objective of the Skaggs family has always been to enhance long term shareholder value."

                   The Company plans to finance the share repurchase, which will aggregate $550 million, initially through bank lines of credit. Subject to market conditions, the Company expects to refinance such repurchases in public equity and/or debt offerings over the next six to twelve months.

                   The closing of the share repurchase is expected to occur simultaneously with the closing of the secondary offering. If the price to the public in the secondary offering would be less than $45 per share, the selling stockholders have the right to terminate the secondary offering and, if they also elect, the Company repurchase. Either the Company or the selling stockholders may terminate the transactions if they are not consummated within 60 days following the date the Company files a registration statement for the secondary offering.

                   The selling stockholders have agreed to enter into a ten-year standstill agreement restricting purchases and sales



         of the Company's shares, proxy fights and other actions. In the event that neither the share repurchase nor the secondary offering is consummated, the standstill period would be reduced to thirty months. The Company has also granted the selling stockholders certain registration rights during the standstill period.

                   Cautionary Note: This press release contains certain forward-looking statements about the future performance of the Company which are based on management's assumptions and beliefs in light of the information currently available to it. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food and drug industries generally and particularly in the company's principal markets; the implementation of the Company's Delta initiatives in accordance with the currently contemplated schedule and budget; changes in the financial markets related to the Company's cost of capital; supply or quality control problems with the Company's vendors; and changes in economic conditions which affect the buying patterns of the Company's customers.

































                                       E-3